Exhibit 99.1

For Immediate Release

Editorial Contacts:

Joe Greenhalgh, Vice President, Investor Relations — USA (510) 713-4430

Nancy Morrison, Vice President, Corporate Communications — USA (510) 713-4948

Logitech Announces Fourth Quarter and Full-Year Financial Results for FY 2012

New President Initiates Transformation to Simpler, Faster, More Consumer-Centric Company, Including Restructuring

NEWARK, Calif. — April 25, 2012 and MORGES, Switzerland, April 26, 2012 — Logitech International (SIX: LOGN) (Nasdaq: LOGI) today announced financial results for the fourth quarter and full year of Fiscal Year 2012.

Sales for Q4 FY 2012 were $532 million, down 3 percent from $548 million in Q4 FY 2011. Excluding the unfavorable impact of exchange rates, sales decreased by 2 percent compared to the prior year.  Operating income was $24 million compared to $4 million in the same quarter a year ago. Net income for Q4 FY 2012 was $28 million ($0.17 per share) compared to net income of $3 million ($0.02 per share) in Q4 of FY 2011. Gross margin for the quarter was 36.4 percent compared to 32.8 percent in the same quarter one year ago.

Logitech’s retail sales for Q4 FY 2012 decreased year over year by 2 percent, with an increase in EMEA of 13 percent, an increase in Asia of 12 percent, and a decrease in the Americas of 17 percent. OEM sales decreased by 9 percent. Sales for the LifeSize division decreased by 10 percent.

For the full fiscal year, sales were $2.32 billion, compared to $2.36 billion in FY 2011. Operating income was $72 million, down 50 percent from $143 million a year ago. Net income for the full fiscal year was $71 million ($0.41 per share), down 44 percent from $128 million ($0.72 per share) in FY 2011. Gross margin for FY 2012 was 33.5 percent compared to 35.4 percent in FY 2011.

“I look forward to leading Logitech to improved performance,” said Bracken Darrell, Logitech president. “To get back to sustained, profitable growth, we need to be simpler, faster and more consumer-centric. Some of this transformation has already begun, with the management team’s work to reinvigorate the product portfolio. We now need to simplify the organization through restructuring. With board approval, I have eliminated a layer of business and sales executive management; the leaders of our business groups and sales regions now report directly to me. In addition, we will consolidate brand management and product portfolio management under the leadership of the business groups, and streamline most other functions. I expect most of this restructuring to be completed by the end of the current quarter, freeing up resources to pursue our growth opportunities. The restructuring should result in a reduction of approximately $80 million in annual operating costs.”

“I believe the organizational streamlining that Bracken is driving is a decisive step for Logitech’s future,” said Guerrino De Luca, Logitech chairman and chief executive officer. “Looking ahead, I am also excited about what I believe is a strong lineup of new products with a much clearer value proposition to consumers. We expect that increasingly differentiated products will provide strong up-sell opportunities across all of our businesses. The majority of these new products will launch in Q2.”

The company expects to benefit from a stronger product portfolio, the simplification of the organization and processes, and cost savings from the restructuring, resulting in improved financial performance in the second half of Fiscal 2013.

Prepared Remarks Available Online

Logitech has made its prepared written remarks for the financial results teleconference available online on the Logitech corporate Web site at http://ir.logitech.com. The remarks are posted in the Calendar section on the Investor home page.

Financial Results Teleconference and Webcast

Logitech will hold a financial results teleconference to discuss the Q4 and full-year results for FY 2012 and its restructuring and simplification plans on Thursday, April 26, 2012 at 8:30 a.m. Eastern Daylight Time and 14:30 Central European Summer Time. A live webcast of the call will be available on the Logitech corporate website at http://ir.logitech.com.

About Logitech
Logitech is a world leader in products that connect people to the digital experiences they care about. Spanning multiple computing, communication and entertainment platforms, Logitech’s combined hardware and software enable or enhance digital navigation, music and video entertainment, gaming, social networking, audio and video communication over the Internet, video security and home-entertainment control. Founded in 1981, Logitech International is a Swiss public company listed on the SIX Swiss Exchange (LOGN) and on the Nasdaq Global Select Market (LOGI).

# # #

This press release contains forward-looking statements, including the statements regarding performance, sustainable and profitable growth, organizational structure, the timing of completing the restructuring, the availability of resources to pursue growth opportunities, the reduction in annual operating costs and the amount of those cost savings available in Fiscal Year 2013, the lineup of new products, the timing of their launches and their value propositions, up-sell opportunities and financial performance in the second half of Fiscal Year 2013. The forward-looking statements in this release involve risks and uncertainties that could cause Logitech’s actual results to differ materially from those anticipated in these forward-looking statements. Factors that could cause actual results to differ materially include: the demand of our customers and our consumers for our products and our ability to accurately forecast it; if our investment prioritization decisions do not result in

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the sales or profitability growth we expect, or when we expect it; the effect of pricing, product, marketing and other initiatives by our competitors, and our reaction to them, on our sales, gross margins and profitability; the sales mix among our lower- and higher-margin products and our geographic sales mix; if our product offerings and marketing activities do not result in the sales and profitability we expect, or when we expect it; if we fail to successfully develop and market products for mobile computing devices such as smartphones and tablets with touch interfaces, or if significant demand for peripherals to use with tablets and other mobile devices with touch interfaces does not develop; if there is a deterioration of business and economic conditions in one or more of our sales regions or operating segments, or significant fluctuations in currency exchange rates; if the sales growth in emerging markets for our PC peripherals and other products does not increase as much as we expect; in digital music, if we fail to introduce differentiated product and marketing strategies to separate ourselves from competitors; competition in the video conferencing and communications industry, including from companies with significantly greater resources, sales and marketing organizations, installed base and name recognition; if the restructuring fails to produce the intended performance and cost savings results or is not implemented in the contemplated timeframe; as well as those additional factors set forth in Logitech’s periodic filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2011 and our Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2011, available at www.sec.gov. Logitech does not undertake to update any forward-looking statements, which speak as of their respective dates.

Logitech, the Logitech logo, and other Logitech marks are registered in Switzerland and other countries. All other trademarks are the property of their respective owners. For more information about Logitech and its products, visit the company’s Web site at www.logitech.com.

(LOGIIR)

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LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2012	2011

Net sales	$531,962	$547,618
Cost of goods sold	338,075	368,248
Gross profit	193,887	179,370
% of net sales	36.4%	32.8%

Operating expenses:
Marketing and selling	100,302	106,777
Research and development	40,948	38,119
General and administrative	28,896	30,836
Total operating expenses	170,146	175,732

Operating income	23,741	3,638

Interest income, net	466	621
Other income, net	6,481	2,679

Income before income taxes	30,688	6,938
Provision for income taxes	2,402	4,162

Net income	$28,286	$2,776

Shares used to compute net income per share:
Basic	169,387	178,562
Diluted	170,401	180,423
Net income per share:
Basic	$0.17	$0.02
Diluted	$0.17	$0.02

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LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF OPERATIONS	2012	2011

Net sales	$2,316,203	$2,362,886
Cost of goods sold	1,539,614	1,526,380
Gross profit	776,589	836,506
% of net sales	33.5%	35.4%

Operating expenses:
Marketing and selling	423,854	420,580
Research and development	162,331	156,390
General and administrative	118,423	116,880
Total operating expenses	704,608	693,850

Operating income	71,981	142,656

Interest income, net	2,674	2,316
Other income, net	16,622	3,476

Income before income taxes	91,277	148,448
Provision for income taxes	19,819	19,988

Net income	$71,458	$128,460

Shares used to compute net income per share:
Basic	174,648	176,928
Diluted	175,591	178,790
Net income per share:
Basic	$0.41	$0.73
Diluted	$0.41	$0.72

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

CONSOLIDATED BALANCE SHEETS	March 31, 2012	March 31, 2011

Current assets
Cash and cash equivalents	$478,370	$477,931
Accounts receivable	223,104	258,294
Inventories	297,072	280,814
Other current assets	65,990	59,347
Total current assets	1,064,536	1,076,386
Property, plant and equipment	86,773	84,160
Intangible assets
Goodwill	560,523	547,184
Other intangible assets	53,518	74,616
Other assets	83,033	79,210
Total assets	$1,848,383	$1,861,556

Current liabilities
Accounts payable	$301,111	$298,160
Accrued liabilities	178,569	172,560
Total current liabilities	479,680	470,720
Other liabilities	218,462	185,835
Total liabilities	698,142	656,555

Shareholders’ equity	1,150,241	1,205,001

Total liabilities and shareholders’ equity	$1,848,383	$1,861,556

LOGITECH INTERNATIONAL S.A.

(In thousands) - Unaudited

	Twelve Months Ended March 31,
CONSOLIDATED STATEMENTS OF CASH FLOWS	2012	2011

Cash flows from operating activities:
Net income	$71,458	$128,460
Non-cash items included in net income:
Depreciation	45,968	48,191
Amortization of other intangible assets	26,534	27,800
Inventory valuation adjustment	34,074	—
Share-based compensation expense	31,529	34,846
Gain on sale of investments	(6,109)	—
Gain on disposal of fixed assets	(8,967)	(838)
Excess tax benefits from share-based compensation	(37)	(3,455)
Deferred income taxes and other	137	(9,350)
Changes in assets and liabilities:
Accounts receivable	29,279	(54,684)
Inventories	(36,621)	(60,482)
Other assets	(4,621)	5,825
Accounts payable	3,622	37,714
Accrued liabilities	13,090	2,715
Net cash provided by operating activities	199,336	156,742

Cash flows from investing activities:
Purchases of property, plant and equipment	(51,001)	(43,039)
Acquisitions and investments, net of cash acquired	(18,814)	(7,300)
Proceeds from sale of property, plant and equipment	8,967	2,688
Proceeds from sale of available-for-sale securities	6,550	—
Purchases of trading investments	(7,505)	(19,075)
Sales of trading investments	7,399	6,470
Proceeds from cash surrender of life insurance policies	—	11,313
Proceeds from sale of business	—	9,087
Premiums paid on cash surrender value of life insurance policies	—	(5)
Net cash used in investing activities	(54,404)	(39,861)

Cash flows from financing activities:
Purchases of treasury shares	(156,036)	—
Proceeds from sale of shares upon exercise of options and purchase rights	17,591	43,001
Tax withholdings related to net share settlements of restricted stock units	(966)	(223)
Excess tax benefits from share-based compensation	37	3,455
Net cash provided by (used in) financing activities	(139,374)	46,233

Effect of exchange rate changes on cash and cash equivalents	(5,119)	(5,127)
Net increase in cash and cash equivalents	439	157,987
Cash and cash equivalents at beginning of period	477,931	319,944
Cash and cash equivalents at end of period	$478,370	$477,931

LOGITECH INTERNATIONAL S.A.

(In thousands, except per share amounts) - Unaudited

	Quarter Ended		Twelve Months Ended
	March 31,		March 31,
SUPPLEMENTAL FINANCIAL INFORMATION	2012	2011	2012	2011

Depreciation	$10,767	$12,526	$45,968	$48,191
Amortization of other intangible assets	6,325	6,635	26,534	27,800
Operating income	23,741	3,638	71,981	142,656
Operating income before depreciation and amortization	40,833	22,799	144,483	218,647
Capital expenditures	19,584	11,204	51,001	43,039

Net sales by channel:
Retail	$455,398	$463,232	$1,982,783	$2,005,210
OEM	40,993	45,026	185,959	223,775
LifeSize	35,571	39,360	147,461	133,901
Total net sales	$531,962	$547,618	$2,316,203	$2,362,886

Net retail sales by product family:
Retail - Pointing Devices	$147,567	$146,181	$619,505	$618,404
Retail - Keyboards & Desktops	108,586	104,037	447,991	386,968
Retail - Audio	112,676	96,079	483,485	466,927
Retail - Video	50,083	61,721	215,657	255,015
Retail - Gaming	19,170	23,007	111,480	104,545
Retail - Digital Home	17,316	32,207	104,665	173,351
Total net retail sales	$455,398	$463,232	$1,982,783	$2,005,210

	Quarter Ended		Twelve Months Ended
	March 31,		March 31,
Share-based Compensation Expense	2012	2011	2012	2011

Cost of goods sold	$562	$1,313	$3,620	$4,223
Marketing and selling	3,371	3,747	12,716	12,030
Research and development	1,823	2,436	7,187	7,829
General and administrative	2,393	3,374	8,006	10,764
Income tax benefit	(1,699)	(2,752)	(6,294)	(8,279)
Total share-based compensation expense after income taxes	$6,450	$8,118	$25,235	$26,567

Share-based compensation expense net of tax, per share (diluted)	$0.04	$0.04	$0.14	$0.15

Constant dollar sales (sales excluding impact of exchange rate changes)

We refer to our net sales excluding the impact of foreign currency exchange rates as constant dollar sales. Constant dollar sales are a non-GAAP financial measure, which is information derived from consolidated financial information but not presented in our financial statements prepared in accordance with U.S. GAAP. Our management uses these non-GAAP measures in its financial and operational decision-making, and believes these non-GAAP measures, when considered in conjunction with the corresponding GAAP measures, facilitate a better understanding of changes in net sales.Constant dollar sales are calculated by translating prior period sales in each local currency at the current period’s average exchange rate for that currency.